Exhibit 99.1

ICTV Brands, Inc. Reports Fourth Quarter 2016 Financial Results

Conference Call Begins Today at 4:30pm EDT

Wayne, PA — (Marketwired) – March 28, 2017 – ICTV Brands, Inc. (OTCQX: ICTV), (CSE: ITV), a digitally focused direct response marketing and international branding company focused on the health, wellness and beauty sector, today reported financial results for the three months and year ended December 31, 2016.

Fourth Quarter 2016 Highlights:

●	Positive cash flows from operations of approximately $283K, increasing cash from year end to approximately $1.4M.

●	Positive Adjusted EBITDA of approximately $190,000, excluding non-cash stock-based compensation.

●	Expanded our digital marketing platform to include listings on www.target.com and www.cvs.com in Q4.

●	In January 2017, we completed the transformative acquisition of PhotoMedex, Inc. and Ermis Labs, Inc.

●	Brick and Mortar retail sales of approximately $180,000.

Management Commentary:

Richard Ransom, President, stated, “I speak on behalf of all ICTV employees when I say that I am incredibly proud of the hard work we have accomplished during the year, and during the fourth quarter in particular. The close of a fiscal year is a time to reflect upon the progress that has been made on the execution of the Company’s strategic plan, while at the same time resetting goals and targets for the year ahead. As I reflect back to the end of 2015, I see a very different ICTV than the Company that exists today. Major accomplishments during the year include: 1) Re-positioning ICTV as a multi-channel digital media and e-commerce platform. 2)Expansion of sales distribution channels across geography, online partnerships as well as traditional brick & mortar. Over the course of 2016 ICTV was able to establish vendor accounts with several major US and Canada retailers in addition to Bed Bath & Beyond including Walmart, Kohl’s, Target, and Costco Canada, just to name a few. 3)Taking 100% ownership of DermaWand, which will have a positive immediate and longer-term impact on gross margins, overall profitability, and control of the global brand. 4)The transformative acquisitions that closed in January 2017, which give ICTV a much larger revenue scale, expanded geographic footprint and strategic relationships, all of which will contribute to significant shareholder value over time.”

“As we look ahead to 2017, I have never been more excited about the opportunity that lies in front of our global team. We have already made substantial progress integrating the acquisitions, and will continue this progress during the current quarter. Taking into account the impact of our recent acquisitions, we expect our revenue in 2017 to more than double from the $16.8 million we reported in 2016. I would also like to thank our exceptional team for the effort they have put forth over the last several months to make these acquisitions and the integration process go as smoothly as it has thus far.”

Reported Financial Results:

Fourth Quarter 2016 Compared to Fourth Quarter 2015:

Revenues for the three months ended December 31, 2016 were approximately $4.3 million, compared to approximately $4.4 million for the three months ended December 31, 2015. Gross profit margin was 70% in the fourth quarter 2016 compared to 67% in the prior year quarter. The increase in gross margin percentage is mainly attributable ICTV’s 100% ownership of the DermaWand brand, which eliminates the payment of royalties going forward, and results in higher gross margin to the company. Total operating expenses decreased to approximately $3.1 million from approximately $3.5 million during the fourth quarter of 2016. When comparing the fourth quarter of 2016 to 2015, which is a reflection of a mix shift away from TV based media advertising, towards an omni-channel digital media and e-commerce platform.

Net loss for the fourth quarter was approximately ($45,000), compared to a net loss of approximately ($582,000) in the prior year quarter. The resulting EPS is ($0.00), as compared to ($0.02) in the comparable quarter a year earlier. Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) was approximately $190,000 as compared to loss of approximately ($454,000).

Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015:

Revenues for the year ended December 31, 2016 were approximately $16.8 million, compared to approximately $24.1 million for the year ended December 31, 2015. The primary driver of the decline in sales was generated by the aforementioned decrease in media related expenditures and a decline in international third party distributor revenue. During the year ended December 31, 2016, international third party distributor sales revenue for the DermaWand decreased from approximately $5.3 million to approximately $4.3 million. Our international third party distributor revenue is impacted by timing of shipments at period end, currency fluctuations as well as seasonality. Our international third party distributor revenue is impacted by timing of shipments at period end, currency fluctuations and the appreciation of the U.S. dollar, as well as scheduling considerations with our distributors’ end customers. The decrease is primarily due to a decline in sales from our third party distributor customer located in France, Novellia, which were approximately $876,000 for the year ended December 31, 2016 compared to approximately $1.5 million for the year ended December 31, 2015. In addition, sales from the Latino Media Services (LMS) group comprised of distributors from Chile, Argentina, Peru, Colombia, El Salvador, and Ecuador decreased to approximately $1.2 million in 2016 compared to approximately $1.3 million in the prior year. Offsetting the decrease in sales from Novellia and the LMS, was an increase of sales from Inova to approximately $1.2 million in 2016 from approximately $1.0 million in the prior year. (remove extra “.”)

Total general and administrative expenses decreased to approximately $4.3 million from approximately $5.4 million in the prior year, as a result of various improvements in expense management. Examples include bad debt expense being lower by approximately $451,000, share based compensation being lower by approximately $195,000, consulting expenses being lower by approximately $87,000, and travel expenditure being lower by approximately $149,000.

Total selling and marketing expenses decreased to approximately $8.5 million from approximately $12.4 million in the prior year. Significant decreases include media expenditure decrease of approximately $2.9 million, customer service decreases of approximately $511,000, answering service decreases of approximately $397,000, and merchant fee decreases of approximately $196,000. Partially offsetting the decrease was an increase in digital marketing expenses to approximately $1.3 million from approximately $906,000 in the prior year.

Net loss for the year ended December 31, 2016 was approximately ($1.0 million), compared to a net loss of approximately ($1.4 million) in the year ended December 31, 2015. The resulting EPS loss is ($0.04), as compared to an EPS loss ($0.06) in the year ended December 31, 2015. Adjusted EBITDA loss was approximately ($268,000) as compared to approximately ($768,000) for year ended December 31, 2015.

Balance Sheet as of December 31, 2016

As of December 31, 2016, the Company had approximately $1.4 million in cash and cash equivalents and approximately $1.3 million in working capital compared to approximately $1.3 million and approximately $2.3 million in the prior year. Additionally, the Company believes that our current cash will be sufficient to meet the anticipated cash needs for working capital for at least the next twelve months. Additional working capital was added to our balance sheet subsequent to December 31, 2016, as part of the recently closed acquisitions and related financing, the details of which have been previously disclosed and are available in our public SEC filings. (add “.”)

Conference Call

ICTV will hold a conference call to discuss the Company’s fourth quarter 2016 results and answer questions today, March 28, 2017, beginning at 4:30pm EDT. The call will be open to the public and will have a corporate update presented by ICTV’s Chairman and Chief Executive Officer, Kelvin Claney, President, Richard Ransom and Chief Financial Officer, Ernest P. Kollias, Jr, followed by a question and answer period. The live conference call can be accessed by dialing (877) 876-9177 or (785) 424-1666. Participants are recommended to dial-in approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately two hours after completion through April 11, 2017. To listen to the replay, dial (800) 695-0715 (domestic) or (402) 220-1423 (international). The conference call transcript will be posted to the Company’s corporate website (http://www.ictvbrands.com) for those who are unable to attend the live call.

ICTV Brands, Inc.

ICTV Brands, Inc. sells primarily health, beauty and wellness products as well as various consumer products through a multi-channel distribution strategy. ICTV utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell products through , including direct response television, or DRTV, digital marketing campaigns, live home shopping, traditional retail and e-commerce market places, and our international third party distributor network. Its products are sold in the North America and are available in over 65 countries. Its products include DermaWand, a skin care device that reduces the appearance of fine lines and wrinkles, and helps improve skin tone and texture, DermaVital, a professional quality skin care line that effects superior hydration, the CoralActives brand of acne treatment and skin cleansing products, and Derma Brilliance, a sonic exfoliation skin care system which helps reduce visible signs of aging, Jidue, a facial massager device which helps alleviate stress, and Good Planet Super Solution, a multi-use cleaning agent. On January 23, 2017, we acquired several new brands, through the PhotoMedex and Ermis Labs acquisitions and have begun (or, will shortly begin) marketing and selling the following new products; no!no! ® Hair, a home use hair removal device; no!no!® Skin, a home use device that uses light and heat to calm inflammation and kill bacteria in pores to treat acne; no!no! ® Face Trainer, a home use mask that supports a series of facial exercises; no!no!® Glow, a home use device that uses light and heat energy to treat skin; Made Ya Look, a heated eyelash curler; no!no! ® Smooth Skin Care, an array of skin care products developed to work with the devices to improve the treated skin; Kyrobak®, a home use device for the treatment of non-specific lower back pain; ClearTouch ®, a home use device for the safe and efficient treatment of nail fungus; and Ermis Labs acne treatment cleansing bars. ICTV Brands, Inc. was founded in 1998 and is headquartered in Wayne, Pennsylvania. For more information on our current initiatives, please visit www.ictvbrands.com.

Non-GAAP Financial Information

Adjusted EBITDA is defined as income from continuing operations before depreciation, amortization, interest expense, interest income, and stock-based compensation. Adjusted EBITDA is not intended to replace operating income, net income, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles. Rather, Adjusted EBITDA is an important measure used by management to assess the operating performance of the Company. Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies.

The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measures of net income and net cash provided by operating activities, respectively.

Adjusted EBITDA Reconciliation

	(Unaudited)		(Unaudited)
	For the three months ended		For the years ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Net loss, as reported	$(44,897)	$(582,070)	$(996,344)	$(1,387,571)
Interest expense (income), net	3,076	(327)	13,587	(657)
Depreciation and amortization	74,708	2,076	298,558	8,306
Share based compensation expense	157,204	125,978	416,532	611,557
Adjusted EBITDA	$190,091	$(454,343)	$(267,667)	$(768,365)

Forward-Looking Statements

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2016, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

— Financial Statement Schedules follow —

ICTV BRANDS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2016 and 2015

	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,390,641	$1,334,302
Accounts receivable, net of $123,109 and $118,653, respectively	506,337	301,726
Inventories, net	1,499,270	2,205,726
Prepaid expenses and other current assets	254,303	417,057
Total current assets	3,650,551	4,258,811

Furniture and equipment	74,098	72,008
Less accumulated depreciation	(58,099)	(50,492)
Furniture and equipment, net	15,999	21,516

Other Asset	872,864	-

Total assets	$4,539,414	$4,280,327

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,644,899	$1,516,250
Severance payable – short-term	-	45,995
Deferred revenue – short-term	377,445	444,066
Other liabilities- current	288,525	-
Total current liabilities	2,310,869	2,006,311

Deferred revenue – long-term	274,374	405,746
Other liabilities – long-term	665,713	-
Total long-term liabilities	940,087	405,746

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 28,343,007 and 28,027,012 shares issued and outstanding as of December 31, 2015 and 2014, respectively	18,132	17,816
Additional paid-in-capital	11,546,804	11,130,588
Accumulated deficit	(10,276,487)	(9,280,134)
Total shareholders’ equity	1,288,458	1,868,270

Total liabilities and shareholders’ equity	$4,539,414	$4,280,327

See accompanying notes to the consolidated financial statements as filed on www.sec.gov.

ICTV BRANDS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the three months ended		For the years ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

NET SALES	$4,317,470	$4,356,357	$16,788,736	$24,096,169

COST OF SALES	1,299,919	1,451,389	4,998,682	7,675,264

GROSS PROFIT	3,017,551	2,904,968	11,790,054	16,420,905

OPERATING EXPENSES:
General and administrative	1,181,688	1,132,220	4,258,177	5,380,819
Selling and marketing	1,877,684	2,355,145	8,514,634	12,428,314
Total operating expenses	3,059,372	3,487,365	12,772,811	17,809,133

OPERATING LOSS	(41,821)	(582,397)	(982,757)	(1,388,228)

INTEREST (EXPENSE) INCOME, NET	(3,076)	327	13,587	657

LOSS BEFORE PROVISION FOR INCOME TAX	(44,897)	(582,070)	(996,344)	(1,387,521)

PROVISION (BENEFIT) FOR INCOME TAX	-	-	-	-

NET LOSS	$(44,897)	$(582,070)	$(996,344)	$(1,387,571)

NET LOSS PER SHARE
BASIC	$(0.00)	$(0.02)	$(0.04)	$(0.06)
DILUTED	$(0.00)	$(0.02)	$(0.04)	$(0.06)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
BASIC	28,301,389	26,964,741	28,213,675	24,979,067
DILUTED	28,301,389	26,964,741	28,213,675	24,979,067

See accompanying notes to the consolidated financial statements as filed on www.sec.gov.

ICTV BRANDS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 and 2015

	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(996,344)	$(1,387,571)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities:
Depreciation	7,607	8,306
Bad debt expense	920,929	1,371,797
Share based compensation	416,532	611,557
Non cash interest expense	15,423	-
Amortization of other asset	290,951	-
Change in assets and liabilities:
Accounts receivable	(1,125,540)	(725,509)
Inventories	706,456	(227,725)
Prepaid expenses and other current assets	162,754	193,460
Accounts payable and accrued liabilities	128,649	(1,066,686)
Severance payable	(45,995)	(1,005)
Deferred revenue	(197,993)	(291,445)
Net cash provided by (used in) operating activities	283,429	(1,514,821)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(2,090)	-
Net cash used in investing activities	(2,090)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on purchase agreement	(225,000)	-
Proceeds from exercise of options	-	91,640
Proceeds from exercise of warrants	-	112,500
Proceeds from issuance of common stock	-	1,000,000
Release collateral on line of credit	-	500,000
Net cash (used in) provided by financing activities	(225,000)	1,704,140

NET INCREASE IN CASH AND CASH EQUIVALENTS	56,339	189,319
CASH AND CASH EQUIVALENTS, beginning of the year	1,334,302	1,144,983

CASH AND CASH EQUIVALENTS, end of the year	$1,390,641	$1,334,302

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$-	$50
Interest paid	-	-

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Cashless Exercise	$48,378	$20,910
DermaWand Asset Purchase Agreement	$1,200,000	$-

See accompanying notes to the consolidated financial statements as filed on www.sec.gov.